UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 28, 2006
INTEGRATED ELECTRICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13783 (Commission File Number)	76-0542208 (IRS Employer Identification No.)

1800 West Loop South, Suite 500 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 860-1500
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     Following disappointing financial results for the quarter to date period ended February 28, 2006 (see Item 8.01 “Other Events” in this Form 8-K), the senior executive officers of Integrated Electrical Services, Inc. (the “Company”), acting pursuant to authority delegated to them by the Board of Directors of the Company, committed on March 28, 2006 to an exit plan (the “Plan”) with respect to certain of the Company’s underperforming subsidiaries (the “Subsidiaries”). The Plan contemplates a wind-down of the operations of the Subsidiaries or the earlier sale or other disposition of the Subsidiaries.
     In conjunction with the Plan, the Company expects to incur total charges in the estimated range of $5.0 million to $11.0 million, which include the following estimated ranges:
•	$2.0 million to $4.5 million for additional direct labor costs;

•	$1.3 million to $1.5 million for lease exit and other [related] costs;

•	$0.9 million to $2.1 million for severance and retention costs;

•	$0.5 million to $2.0 million for employment-related costs; and

•	$0.3 million to $0.9 million for additional direct costs of materials.
     The Company expects that all of the above charges will result in future cash expenditures within the estimated ranges specified above. Additionally, the Company expects to monetize the working capital of approximately $___in these businesses. In monetizing this working capital and as a result of the Plan, the Company expects impairments to this working capital in an estimated range of $6.1 million to $10.0 million.
     The Plan is expected to be substantially completed by September 30, 2006. During the execution of the Plan, the Company expects to continue to pay its vendors and suppliers in full in the ordinary course of business [and to complete all projects in progress].
Item 8.01 Other Events
     On March 28, 2006, the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), filed their Monthly Operating Report covering the period beginning February 14, 2006 and ending on February 28, 2006 (the “Monthly Operating Report”), with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). A copy of the Monthly Operating Report was attached to the 8-K filed by the Debtors on March 30, 2006.
     To give investors a context for the partial monthly financial information set forth in the Monthly Operating Report and to permit investors to relate this information to the Debtors’ financial statements and results of operations for the quarterly period ended December 31, 2005 filed on Form 10-Q on February 9, 2006, the Debtors have determined to release interim information on their preliminary income statement financial results for the period from January 1, 2006 through February 28, 2006 (the “Financial Results”). The Financial Results are filed as Exhibit 99.1 hereto.
     The Financial Results are limited in scope and cover a limited time period. The Financial Results are unaudited, have not been reviewed by the Debtors’ independent registered public accounting firm and do not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States (“GAAP”), and therefore exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Financial Results do not reflect the results of the Debtors for the quarter ended March 31, 2006 and do not reflect quarter-end adjustments. The Debtors caution readers not to place undue reliance upon the Financial Results. There is no assurance that such information is complete. The information in the Financial Results should not be viewed as indicative of future results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits.

Exhibit
Number	Description

99.1*	Preliminary Income Statement Financial Results for January 1, 2006 through February 28, 2006

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: April 3, 2006

EXHIBIT INDEX
     (c) Exhibits.

Exhibit
Number	Description

99.1*	Preliminary Income Statement Financial Results for January 1, 2006 through February 28, 2006

*	Filed herewith

4